Exhibit 99.1

FIRST QUARTER 2019 OVERVIEW LIGHTSTONE VALUE PLUS REIT III 1

Forward Looking Statements This presentation contains forward - looking statements, including discussion and analysis of the financial condition of the Company and its subsidiaries and other matters. These forward - looking statements are not historical facts but are the intent, belief or current expectations of the Company’s management based on their knowledge and understanding of the Company’s business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward - looking statements. We intend that such forward - looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward - looking statements. Forward - looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward - looking statements, which reflect management's view only as of the date of this presentation. We undertake no obligation to update or revise forward - looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results . The presentation should be read in conjunction with our public filings filed with the United States Securities and Exchange Commission.

Agenda • Overview • Asset Review • Liquidity • Net Asset Value • Strategy • Share Repurchase Program • Distribution Policy • Questions 3

Overview 4

Overview 5 Background • Lightstone Value Plus Real Estate Investment Trust III, Inc. is a Maryland corporation, formed on October 5, 2012. • The Company elected to qualify to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2015. • An affiliate of The Lightstone Group, LLC, or Lightstone, which is majority owned by David Lichtenstein, serves as the Company’s Advisor . • Subject to the oversight of the Company’s Board of Directors, the Advisor has primary responsibility for making investment decisions and managing the day - to - day operations .

Overview 6 Initial Public Offering • Sponsored by Lightstone. • Commenced on July 15, 2014 and terminated on March 31, 2017. • Raised aggregate gross proceeds of approximately $131.7 million, including $2.0 million purchased by an affiliate of Lightstone. • In connection with the IPO, an affiliate of Lightstone purchased an aggregate of $12.1 million of Subordinated Participation Interests in our Operating P artnership. These funds were used to pay organization and offering expenses, selling commissions and dealer fees. • The Company’s DRIP was terminated effective May 15, 2017.

Overview 7 Portfolio Summary (as of March 31, 2019) • We wholly own and consolidate nine limited service hotels containing a total of 999 rooms. • We have an unconsolidated 22.5% membership interest in a joint venture which owns and operates The Cove at Tiburon, a multi - family complex consisting of 281 - units located in Tiburon, CA. • We have an unconsolidated 50.0% membership interest in a joint venture which owns the Hilton Garden Inn – Long Island City, a 183 - room limited - service hotel located in Long Island City, NY.

Asset Review 8

Hotel Portfolio Map Number of Hotels: 10 Number of Keys: 1,182 Number of States: 9 9

Hotel Portfolio Map 10

Hotel Portfolio 11 Hotel Portfolio Performance • Average occupancy, RevPAR, and ADR decline quarter - over - quarter: • Q1 2019 revenue decreased by $0.4 million to $7.2 million from $7.6 million for the same period in 2018 primarily due to decreases in average occupancy, RevPAR, and ADR. • Management is testing the market for the potential disposition of certain select hotels, particularly those located in tertiary markets. Three Months Ended March 31, 2019 Three Months Ended March 31, 2018 Decrease Average Occupancy 67.5% 69.2% 1.7 percentage points RevPAR $76.51 $81.11 ($4.60 ) ADR $113.30 $117.35 ($4.05 )

The Cove at Tiburon • The Cove at Tiburon is a 281 - unit luxury waterfront multifamily property located in Tiburon, CA. • Tiburon, an affluent suburb of San Francisco, is a 30 - minute drive over the Golden Gate Bridge to the heart of San Francisco. • The Cove at Tiburon is an entirely free market multifamily community. • The Company owns a 22.5% unconsolidated membership interest in the property through a joint venture. • On January 31, 2017, the joint venture acquired the property. • The ongoing extensive renovation of the property is now substantially completed . 12

The Cove at Tiburon Operations Update • Occupancy was 92% as of March 31, 2019 compared to 89% as of March 31, 2018. • Annualized revenue per unit increased slightly for the first quarter 2019 compared to the same period in 2018. Refinancing • Refinanced the acquisition loan with a new $180 million loan in May 2019. • The new term is 5 years with interest - only payments at LIBOR + 2.15% . • The refinancing is expected to reduce annual interest expense for the property by $2.9 million and the Company’s share is $0.6 million. • We believe that over the long term, the property will perform well and achieve strong rental growth due to its irreplaceable location, extremely high barriers to entry, and the high income levels in the marketplace. 13

Liquidity 14

Liquidity Revolving Credit Facility • We currently have a nonrecourse revolving credit facility that provides for a line of credit of up to $60.0 million. • We may designate properties as collateral that allow us to borrow up to a 65.0% loan - to - value ratio of the properties subject to us also meeting certain financial covenants, including a prescribed minimum debt yield. • Interest on the current facility is payable monthly at Libor + 3.50%. • The current facility has an outstanding balance of $52.2 million and is secured by seven of our wholly owned hotels and scheduled to mature in July 2019. • We expect to close on a new two - year facility with the same lender on or before the scheduled maturity date. • The terms of the new facility are expected to result in a reduction of the interest rate spread and debt yield requirements as compared to the current facility. 15

Net Asset Value 16

Net Asset Value 17 • On March 19, 2019, the Board of Directors established and approved our NAV per Share of $10.00 as of December 31, 2018. • NAV is after the purchase of $12.1 million of Subordinated P rofit Interests by an affiliate of Lightstone. • Marshall & Stevens Incorporated, an independent valuation firm, assisted us in the calculation of the NAV as of December 31, 2018.

Strategy 18

Strategy 19 • We are evaluating all of the Company’s investments to determine optimal holding periods. • Our primary focus will include preservation of value and production of MFFO. • We are exploring new opportunities to deploy capital into higher - yielding investments. • Liquidity and tax considerations will greatly affect our ultimate decisions. • We believe a restructuring of the Company’s investments may result in increased MFFO and stabilized asset valuations.

Share Repurchase Program 20

Share Repurchase P rogram • We have a Share Repurchase Program which may provide our stockholders with limited, interim liquidity by enabling them to sell their shares of common stock back to us, subject to certain restrictions . • The repurchase price is: – For repurchases due to the death of a stockholder, the current NAV. – For repurchases for any other reason, the below percentages of the price paid to acquire the shares : ▪ 92.5 % for stockholders who have continuously held their shares for at least one year; ▪ 95 % for stockholders who have continuously held their shares for at least two years; ▪ 97.5 % for stockholders who have continuously held their shares for at least three years; and ▪ 100 % for stockholders who have continuously held their shares for at least four years. 21

Share Repurchase P rogram • Our Board of Directors may amend the terms, suspend, or terminate the Share Repurchase Program by providing advance written notice to our stockholders. • The Board of Directors has decided to maintain the Share R epurchase P rogram but expects limited cash to be available for non - priority hardships during the restructuring phase of the Company. 22

Distribution Policy 23

Distribution Policy 24 • Distributions are authorized at the discretion of our Board of Directors . • On January 14, 2015, our Board of Directors authorized and we declared our first distribution in an amount equal to a 6.0% annualized rate for the period from December 11, 2014 (the date of breaking escrow) through February 28, 2015 (the end of the month following our initial property acquisition ). This distribution was paid on March 15, 2015. • Subsequent distributions in an amount equal to a 6.0% annualized rate have been declared on a monthly basis thereafter and have been paid on or about the 15th day following each month end. • Monthly distributions at a 6.0% annualized rate have been declared through June 2019.

Distribution Policy 25 • Upon the recommendation of management, on June 19, 2019, our Board of Directors determined to suspend regular monthly distributions. • Factors that impacted the Board of Directors’ decision included: – Liquidity of the Company; – Projected capital expenditures requirements of our wholly owned and unconsolidated properties; – Actual and anticipated operating cash flows; – General financial and market conditions; – Proceeds and taxable income generated from potential asset sales; – The 6.0% distribution rate is not currently supported by expected MFFO; and – Potential repositioning of our investments. • The distributions declared for the month of June will be paid in July as previously announced. • That payment will be last monthly distribution payment until our Board of Directors determines to resume authorizing distributions.

INVESTOR SERVICES: 888 - 808 - 7348 Questions 26